Exhibit 99.1

For Immediate Release

Contact: Bryan Brokmeier, CFA, Senior Director, Investor Relations, 508-482-3448

Waters Corporation (NYSE: WAT) Reports Fourth Quarter and

Full-Year 2019 Financial Results

Fourth Quarter 2019 Highlights

•	Sales of $716 million were flat as reported and grew 1% in constant currency

•	Strong recurring revenue, partially offset by a decline in instrument sales

•	Growth in Europe and India, somewhat offset by softness in other geographies

•	GAAP EPS of $3.12; non-GAAP EPS of $3.20 increased 11% from prior year

Milford, Mass., February 4, 2020 - Waters Corporation (NYSE: WAT) today announced fourth quarter 2019 sales of $716 million, which were flat as reported, compared to sales of $715 million for the fourth quarter of 2018. Foreign currency translation negatively impacted sales growth by approximately 1% for the quarter.

On a GAAP basis, diluted earnings per share (EPS) for the fourth quarter of 2019 increased to $3.12, compared to $2.46 for the fourth quarter of 2018. On a non-GAAP basis, EPS increased to $3.20, compared to $2.87 for the fourth quarter of 2018. A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website at http://www.waters.com under the caption “Investors.”

On a GAAP basis, net cash provided by operating activities was $192 million for the fourth quarter of 2019, compared to $182 million for the fourth quarter of 2018. On a non-GAAP basis, adjusted free cash flow for the fourth quarter of 2019 was $158 million versus $160 million for the fourth quarter of 2018.

For fiscal year 2019, the Company’s sales were $2,407 million, a decline of 1% as reported, compared to sales of $2,420 million for fiscal year 2018. Foreign currency translation negatively impacted sales growth by approximately 2% during fiscal year 2019.

On a GAAP basis, EPS for fiscal year 2019 increased to $8.69, compared to $7.65 for fiscal year 2018. On a non-GAAP basis, EPS increased to $8.99, compared to $8.29 for fiscal year 2018.

On a GAAP basis, net cash provided by operating activities was $643 million for fiscal year 2019, compared to $604 million for fiscal year 2018. On a non-GAAP basis, adjusted free cash flow for fiscal year 2019 was $576 million versus $600 million for fiscal year 2018.

“Fourth quarter revenues were in-line with our expectations, as we faced similar macro headwinds to what we experienced during the first three quarters of the year,” commented Chris O’Connell, Chairman and Chief Executive Officer of Waters Corporation. “We were encouraged by the increasing impact in the fourth quarter of our new products launched during 2019. Increasing R&D productivity has placed us at the front end of an exciting new product cycle and positioned Waters for a more sustainable new product cadence.”

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis and are the same as the sales growth and decline percentages presented on a constant-currency basis as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant-currency growth rates in the tables below.

During the fourth quarter of 2019, sales into the pharmaceutical market declined 1% as reported and were flat in constant currency, sales into the industrial market declined 1% as reported and in constant currency, and sales into the academic and governmental markets grew 8% as reported and 10% in constant currency. For fiscal year 2019, sales into the pharmaceutical market were flat as reported and grew 2% in constant currency, sales into the industrial market declined 2% as reported and in constant currency, and sales into the academic and governmental markets grew 2% as reported and 3% in constant currency.

During the fourth quarter, recurring revenues, which represent the combination of service and precision chemistries revenues, grew 5% as reported and 6% in constant currency, while instrument system sales declined 4% as reported and 3% in constant currency. For fiscal year 2019, recurring revenues grew 3% as reported and 5% in constant currency, while instrument system sales declined 4% as reported and 3% in constant currency.

Geographically, sales in Asia during the quarter were flat as reported and in constant currency, sales in the Americas declined 1% (with flat U.S. sales), and sales in Europe grew 3% as reported and 5% in constant currency. For fiscal year 2019, sales in Asia grew 2% as reported and 3% in constant currency, sales in the Americas declined 1% as reported and were flat in constant currency (with U.S. sales growing 1%), and sales in Europe declined 4% as reported and were flat in constant currency.

First Quarter and Fiscal Year 2020 Financial Outlook

The Company expects full-year 2020 constant-currency sales growth in the range of 1% to 3%. Currency translation is expected to decrease full-year sales growth by less than one percentage point. The Company also expects full-year 2020 non-GAAP EPS in the range of $9.15 to $9.40. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full-year.

The Company expects first quarter 2020 constant-currency sales growth in the range of 0% to 2%. Currency translation is expected to decrease first quarter sales growth by less than one percentage point. The Company also expects first quarter 2020 non-GAAP EPS in the range of $1.55 to $1.65. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the first quarter.

The potential impact from the coronavirus on our business cannot be reasonably estimated at this time, and as a result, is not reflected in the Company’s first quarter and fiscal year 2020 guidance.

Conference Call

Waters Corporation will webcast its fourth quarter 2019 financial results conference call today, February 4, 2020 at 8:00 a.m. Eastern Time. To listen to the call, please visit www.waters.com, choose “Investors,” and click on the “Live Webcast.” A replay will be available through February 11, 2020 at midnight Eastern Time on the same website by webcast and also by phone at 800-568-4850.

About Waters Corporation

Waters Corporation (NYSE: WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for more than 60 years. With approximately 7,500 employees worldwide, Waters operates directly in 35 countries, including 13 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant-currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Waters Corporation’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Waters Corporation’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The

Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand for the Company’s products among the Company’s various market sectors or geographies from economic, sovereign and political uncertainties, particularly regarding the effect of new or proposed tariff or trade regulations or changes in the interpretation or enforcement of existing regulations; the effect on the Company’s financial results from the United Kingdom voting to exit the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; the impact of the newly enacted tax reform legislation in the U.S.; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products, including the impact, if any, of the coronavirus in China or elsewhere, and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K/A for the year ended December 31, 2018 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net sales	$716,294	$715,019	$2,406,596	$2,419,929
Costs and operating expenses:
Cost of sales	299,068	286,869	1,010,700	992,564
Selling and administrative expenses	141,208	142,853	534,791	536,902
Research and development expenses	37,072	38,106	142,955	143,403
Purchased intangibles amortization	2,529	2,337	9,693	7,712
Litigation provision (settlement)	—	322	—	(426)
Operating income	236,417	244,532	708,457	739,774
Other expense(a)	(2,223)	(45,501)	(3,586)	(47,794)
Interest expense, net	(9,806)	(1,225)	(26,632)	(9,834)
Income from operations before income taxes	224,388	197,806	678,239	682,146
Provision for income taxes(b)	23,719	12,654	86,041	88,352
Net income	$200,669	$185,152	$592,198	$593,794
Net income per basic common share	$3.15	$2.48	$8.76	$7.71
Weighted-average number of basic common shares	63,795	74,802	67,627	76,992
Net income per diluted common share	$3.12	$2.46	$8.69	$7.65
Weighted-average number of diluted common shares and equivalents	64,348	75,345	68,166	77,618

(a)

In May 2018, the Company’s board of directors approved the termination of its frozen U.S. defined benefit pension plans. In December 2018, the Company settled a pension plan obligation by making lump-sum cash payments and purchasing annuity contracts for participants to permanently extinguish the pension plan’s obligations. As a result, the Company recorded a $46 million charge, which consisted of a $6 million cash contribution to the plan and a $40 million non-cash charge related to the reversal of unrecognized actuarial losses recorded in accumulated other comprehensive income in the stockholders’ equity.

(b)

The provision for income taxes for the twelve months ended December 31, 2019 included a $3 million benefit related to the finalization of tax regulations under tax reform during the first quarter of 2019. The provision for income taxes for the three and twelve months December 31, 2018 included a $5 million benefit and a $1 million expense, respectively, related to the tax on the change in foreign currency exchange rates on the earnings taxed in December 31, 2017 under the Tax Cuts and Jobs Act. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of December 31, 2019 and December 31, 2018, respectively.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Three Months Ended December 31, 2019 and 2018

(In thousands)

				Current
				Period	Constant
	Three Months Ended		Percent	Currency	Currency
	December 31, 2019	December 31, 2018	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENT
Waters	$634,306	$625,099	1%	$(5,136)	2%
TA	81,988	89,920	(9%)	(488)	(8%)

Total	$716,294	$715,019	—	$(5,624)	1%

NET SALES - PRODUCTS & SERVICES
Instruments	$376,631	$392,016	(4%)	$(3,766)	(3%)
Service	227,446	216,534	5%	(1,386)	6%
Chemistry	112,217	106,469	5%	(472)	6%

Total Recurring	339,663	323,003	5%	(1,858)	6%

Total	$716,294	$715,019	—	$(5,624)	1%

NET SALES - GEOGRAPHY
Asia	$261,990	$262,910	—	$(804)	—
Americas	245,140	248,538	(1%)	85	(1%)
Europe	209,164	203,571	3%	(4,905)	5%

Total	$716,294	$715,019	—	$(5,624)	1%

NET SALES - MARKETS
Pharmaceutical	$392,391	$396,883	(1%)	$(4,214)	—
Industrial	216,698	219,165	(1%)	(129)	(1%)
Academic & Governmental	107,205	98,971	8%	(1,281)	10%

Total	$716,294	$715,019	—	$(5,624)	1%

(a)

The Company believes that referring to comparable constant-currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant-currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Twelve Months Ended December 31, 2019 and 2018

(In thousands)

				Current
				Period	Constant
	Twelve Months Ended		Percent	Currency	Currency
	December 31, 2019	December 31, 2018	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENT
Waters	$2,137,483	$2,139,345	—	$(34,801)	2%
TA	269,113	280,584	(4%)	(2,532)	(3%)

Total	$2,406,596	$2,419,929	(1%)	$(37,333)	1%

NET SALES - PRODUCTS & SERVICES
Instruments	$1,155,171	$1,204,706	(4%)	$(15,459)	(3%)
Service	839,407	814,936	3%	(14,527)	5%
Chemistry	412,018	400,287	3%	(7,347)	5%

Total Recurring	1,251,425	1,215,223	3%	(21,874)	5%

Total	$2,406,596	$2,419,929	(1%)	$(37,333)	1%

NET SALES - GEOGRAPHY
Asia	$939,112	$922,291	2%	$(10,107)	3%
Americas	830,241	835,177	(1%)	(930)	—
Europe	637,243	662,461	(4%)	(26,296)	—

Total	$2,406,596	$2,419,929	(1%)	$(37,333)	1%

NET SALES - MARKETS
Pharmaceutical	$1,365,275	$1,365,731	—	$(27,681)	2%
Industrial	719,377	737,144	(2%)	(5,448)	(2%)
Academic & Governmental	321,944	317,054	2%	(4,204)	3%

Total	$2,406,596	$2,419,929	(1%)	$(37,333)	1%

(a)

The Company believes that referring to comparable constant-currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant-currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three & Twelve Months Ended December 31, 2019 and December 31, 2018

(In thousands, except per share data)

					Income from
					Operations
	Selling &		Operating	Other	before	Provision for		Diluted
	Administrative	Operating	Income	(Expense)	Income	Income	Net	Earnings
	Expenses(a)	Income	Percentage	Income	Taxes	Taxes	Income	per Share
Three Months Ended December 31, 2019
GAAP	$143,737	$236,417	33.0%	$(2,223)	$224,388	$23,719	$200,669	$3.12
Adjustments:
Purchased intangibles amortization (b)	(2,529)	2,529	0.4%	—	2,529	512	2,017	0.03
Restructuring costs and certain other items (c)	(1,810)	1,810	0.3%	—	1,810	483	1,327	0.02
Pension expenses (d)	—		—	1,602	1,602	385	1,217	0.02
Certain income tax items (e)	—	—	—	—	—	(714)	714	0.01

Adjusted Non-GAAP	$139,398	$240,756	33.6%	$(621)	$230,329	$24,385	$205,944	$3.20

Three Months Ended December 31, 2018
GAAP	$145,512	$244,532	34.2%	$(45,501)	$197,806	$12,654	$185,152	$2.46
Adjustments:
Purchased intangibles amortization (b)	(2,337)	2,337	0.3%	—	2,337	674	1,663	0.02
Restructuring costs and certain other items (c)	194	(194)	—	—	(194)	1	(195)	—
Pension termination (f)	—	—	—	45,891	45,891	15,879	30,012	0.40
Litigation provision (g)	(322)	322	—	—	322	77	245	—
Tax reform (h)	—	—	—	—	—	1,073	(1,073)	(0.01)
Certain income tax items (e)	—	—	—	—	—	(726)	726	0.01

Adjusted Non-GAAP	$143,047	$246,997	34.5%	$390	$246,162	$29,632	$216,530	$2.87

Twelve Months Ended December 31, 2019
GAAP	$544,484	$708,457	29.4%	$(3,586)	$678,239	$86,041	$592,198	$8.69
Adjustments:
Purchased intangibles amortization (b)	(9,693)	9,693	0.4%	—	9,693	2,032	7,661	0.11
Restructuring costs and certain other items (c)	(16,192)	16,192	0.7%	—	16,192	4,106	12,086	0.18
Pension expenses (d)	—	—	—	1,602	1,602	385	1,217	0.02
Tax reform (h)	—	—	—	—	—	3,229	(3,229)	(0.05)
Certain income tax items (e)	—	—	—	—	—	(2,622)	2,622	0.04

Adjusted Non-GAAP	$518,599	$734,342	30.5%	$(1,984)	$705,726	$93,171	$612,555	$8.99

Twelve Months Ended December 31, 2018
GAAP	$544,188	$739,774	30.6%	$(47,794)	$682,146	$88,352	$593,794	$7.65
Adjustments:
Purchased intangibles amortization (b)	(7,712)	7,712	0.3%	—	7,712	1,609	6,103	0.08
Restructuring costs and certain other items (c)	(2,244)	2,244	0.1%	—	2,244	550	1,694	0.02
Pension termination (f)	—	—	—	49,138	49,138	16,659	32,479	0.42
Litigation settlement (g)	426	(426)	—	—	(426)	(102)	(324)	—
Stock award modification (i)	(1,014)	1,014	—	—	1,014	243	771	0.01
Tax reform (h)	—	—	—	—	—	(5,157)	5,157	0.07
Certain income tax items (e)	—	—	—	—	—	(4,111)	4,111	0.05

Adjusted Non-GAAP	$533,644	$750,318	31.0%	$1,344	$741,828	$98,043	$643,785	$8.29

(a)	Selling & administrative expenses include purchased intangibles amortization and litigation provisions and settlements.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Restructuring costs, mergers and acquisition costs and certain other items were excluded as the Company believes that the cost to consolidate operations, reduce overhead, acquire companies and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(d)	The pension settlement and curtailment expenses associated with certain define benefit pension plans was excluded as the Company believes these expenses are not indicative of normal operating costs.
(e)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

(f)	The pension expense associated with terminating a frozen defined benefit pension plan was excluded as the Company believes these expenses are not indicative of normal operating costs.
(g)	Litigation provisions and settlement gains were excluded as these items are isolated, unpredictable and not expected to recur regularly.
(h)

The provision for income taxes for the twelve months ended December 31, 2019 included a $3 million benefit related to the finalization of tax regulations under tax reform during the first quarter of 2019. The provision for income taxes for the three and twelve months December 31, 2018 included a $5 million benefit and a $1 million expense, respectively, related to the tax on the change in foreign currency exchange rates on the earnings taxed in December 31, 2017 under the Tax Cuts and Jobs Act. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of December 31, 2019 and December 31, 2018, respectively.

(i)	The non-cash expense associated with accelerating the vesting of certain stock awards was excluded as the Company believes these expenses are not indicative of normal operating costs.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	December 31, 2019	December 31, 2018
Cash, cash equivalents and investments	$337,144	$1,735,224
Accounts receivable	587,734	568,316
Inventories	320,551	291,569
Property, plant and equipment, net	417,342	343,083
Intangible assets, net	240,203	246,902
Goodwill	356,128	355,614
Other assets	297,953	186,718
Total assets	$2,557,055	$3,727,426
Notes payable and debt	$1,681,163	$1,148,350
Other liabilities	1,092,173	1,011,818
Total liabilities	2,773,336	2,160,168
Total (deficit) equity	(216,281)	1,567,258
Total liabilities and (deficit) equity	$2,557,055	$3,727,426

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Twelve Months Ended December 31, 2019 and December 31, 2018

(In thousands and unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Cash flows from operating activities:
Net income	$200,669	$185,152	$592,198	$593,794
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	9,660	9,357	38,577	37,541
Depreciation and amortization	24,977	25,597	105,296	108,408
Change in operating assets and liabilities, net	(43,411)	(38,557)	(92,984)	(135,297)

Net cash provided by operating activities	191,895	181,549	643,087	604,446
Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(53,618)	(31,864)	(163,823)	(96,079)
Asset acquisitions, net of cash acquired	—	—	—	(31,486)
Investment in unaffiliated companies	(1,593)	—	(8,843)	(7,615)
Net change in investments	(1,428)	457,448	941,468	1,818,482

Net cash (used in) provided by investing activities	(56,639)	425,584	768,802	1,683,302

Cash flows from financing activities:
Net change in debt	325,308	(171)	532,256	(850,161)
Proceeds from stock plans	19,404	10,052	53,715	52,429
Purchases of treasury shares	(559,558)	(498,457)	(2,469,258)	(1,315,106)
Other cash flow from financing activities, net	3,709	(4,503)	10,609	(6,684)

Net cash used in financing activities	(211,137)	(493,079)	(1,872,678)	(2,119,522)
Effect of exchange rate changes on cash and cash equivalents	6,947	(7,147)	224	(14,265)

(Decrease) increase in cash and cash equivalents	(68,934)	106,907	(460,565)	153,961
Cash and cash equivalents at beginning of period	404,649	689,373	796,280	642,319

Cash and cash equivalents at end of period	$335,715	$796,280	$335,715	$796,280

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow(a)

Net cash provided by operating activities - GAAP	$191,895	$181,549	$643,087	$604,446
Adjustments:
Additions to property, plant, equipment and software capitalization	(53,618)	(31,864)	(163,823)	(96,079)
Tax reform payments	—	(783)	29,109	53,716
Litigation settlement payment	—	—	—	15,400
Major facility renovations	19,276	5,059	67,624	10,505
One-time pension contributions	—	6,307	—	11,552

Free Cash Flow - Adjusted Non-GAAP	$157,553	$160,268	$575,997	$599,540

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non-recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	March 28, 2020			December 31, 2020
	Range			Range
Projected Sales
Projected constant-currency sales growth rate (a)	0%	—	2%	1%	—	3%
Projected currency impact	—	—	—	—	—	—

Projected sales growth rate as reported	0%	—	2%	1%	—	3%

	Range			Range
Projected Earnings Per Diluted Share
Projected GAAP earnings per diluted share	$1.50	—	$1.60	$8.95	—	$9.20
Adjustments:
Purchased intangibles amortization	$0.04	—	$0.04	$0.16	—	$0.16
Certain income tax items	$0.01	—	$0.01	$0.04	—	$0.04
Projected adjusted non-GAAP earnings per diluted share	$1.55	—	$1.65	$9.15	—	$9.40

(a)

Constant-currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.